Exhibit 11.1 - Statement re: computation of per-share earnings



                                                                  12/31/94          12/31/95          12/31/96
                                                                  --------          --------          --------
Primary
Weighted average shares outstanding                               2,994,856         2,994,856         4,287,956

Net effect of dilutive stock options
  based on the treasury stock method
  using average market price                                          -                 -                 -
                                                                  ---------         ---------        ----------
Total                                                             2,994,856         2,994,856         4,287,956
                                                                  =========         =========        ==========
Net loss                                                           (707,614)         (956,125)      (15,898,897)

Net loss per share                                                    (0.24)            (0.32)            (3.71)
                                                                  =========         =========        ==========

Fully diluted

Weighted average shares outstanding                               2,994,856(1)      2,994,856(1)      4,287,956(1)

Net effect of dilutive stock options-
  based on the treasury stock method
  using the higher of ending or average market price                   -                 -                 -
                                                                  ---------         ---------        ----------

Total                                                             2,994,856         2,994,856         4,287,956
                                                                  =========         =========        ==========

Net loss                                                           (707,614)         (956,125)      (15,898,897)
                                                                  =========         =========        ==========

Net loss per share                                                    (0.24)            (0.32)            (3.71)
                                                                  =========         =========        ==========



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(1)  Prior to January 16, 1996 the Company was a subsidiary of Central Health
     Holding Company, Inc. and had only 11 shares of common stock issued and outstanding. The 2,994,856 shares issued in the reorganization of the Company on January 17, 1996 have been treated as outstanding for all periods presented.